                                                                   EXHIBIT 10.22

                             MANUFACTURING AGREEMENT

     THIS AGREEMENT is made and entered into as of the 24th day of January, 2005 (the "Effective Date") by and between (i) CXT Incorporated, a Delaware corporation with its principal place of business at N 2420 Pioneer Lane, Spokane, WA 99216, USA ("CXT"), (ii) Grimbergen Engineering & Projects B.V., a Dutch limited liability company with its principal place of business at Bedrijfsweg 23 - 25, 2404 CB Alphen aan den Rijn, registered with the trade register of the Chamber of Commerce for Rijnland under file no. 28096017 and Lubbers' Constructiewerkplaats en Machinefabriek "Hollandia" B.V., a Dutch limited liability company with its principal place of business at Industrieweg 2 A, 2921 LB Krimpen aan den IJssel, registered with the trade register of the Chamber of Commerce for Rotterdam under file no. 24090654 (collectively, "Hollandia"), (iii) Grimbergen Holding B.V., a Dutch limited liability company with its principal place of business at Groenoord 192, 2401 AJ Alphen aan den Rijn, registered with the trade register of the Chamber of Commerce for Rijnland under file no. 28011239 ("Grimbergen Holding").

     WHEREAS, CXT is currently negotiating a contract with Union Pacific Railroad Company, a Delaware corporation ("UP"), under which UP will purchase various types of concrete ties from CXT;

     WHEREAS, CXT has to establish two manufacturing plants at Tucson, Arizona, U.S.A. and Grand Island, Nebraska, U.S.A. (the "American Plants") for the manufacture of concrete railroad ties, utilizing equipment, services and skills that are to be provided by Grimbergen Holding and Hollandia;

     WHEREAS, the design, building and construction of the American Plants is expected to take six to nine months;

     WHEREAS, Hollandia is an affiliated company of Grimbergen Engineering & Projects B.V.;

     WHEREAS, the parties have discussed and agreed on a scenario where Hollandia will design and manufacture the equipment for the American Plants (the "American Plant Equipment"), while using the raw materials provided by CXT, review and manage any work outsourced to subcontractors and oversee the installation of such American Plant Equipment at the American Plants;

     WHEREAS, Grimbergen Holding is the owner of the Plant which is necessary for the design, building and construction of the American Plants and which is currently being leased to Hollandia, and will lease this Plant to CXT;

     WHEREAS, Grimbergen Holding will devote all reasonable efforts to its tasks,


Agreement CXT - Hollandia - Grimbergen                                         1
Dated December, 2004
consisting of managing and supervising of the Dedicated Employees and the advising the other Parties with respect to their respective tasks;

     NOW, THEREFORE, for and in consideration of the recitation set forth above and the terms and provisions herein contained, the Parties do hereby contract, covenant and agree as follows:

                                    SECTION 1
                                   DEFINITIONS

     Unless some other meaning and intent is apparent from the context, the singular form as used herein shall include the plural and vice versa; masculine, feminine, and neuter words shall be used interchangeably; and the following terms, when used in this Agreement, shall have the following meanings:

     Section 1.1: Agreement. Wherever reference is made herein to this "Agreement" or any section hereof, such reference shall mean this Agreement.

     Section 1.2: CXT Project Liaison Officer. "CXT Project Liaison Officer" shall mean any individual selected by CXT (the name and contact details as well as the authority of such an individual to represent CXT for purposes of this Agreement, to be communicated to Hollandia prior to his appointment).

     Section 1.3: Dedicated Employees. "Dedicated Employees" shall mean the employees currently employed by Hollandia and approved by CXT for purpose of the Project, whose names are set forth on Exhibit 1.3 hereto; CXT may, from time to time, add to or delete individuals from such Dedicated Employees by giving two weeks' prior written notice to such effect.

     Section 1.4: Budget.  "Budget" shall mean the financial budget set forth in
Exhibit 1.

     Section 1.5: Manufacturing Equipment. "Manufacturing Equipment" shall mean the equipment, tools and machinery owned by Hollandia and to be used for the Project, details of which are set forth on Exhibit 1.5 hereto.

     Section 1.6: Parties. "Parties" shall mean CXT, Hollandia and Grimbergen Holding, and the term "Party" shall mean any one of the Parties.

     Section 1.7: Plant. "Plant" shall mean the production plant owned by Grimbergen Holding and located at Bedrijfsweg 23 - 25, 2404 CB Alphen aan den Rijn, details of which are set forth in the lease agreement attached as Exhibit
2.1 hereto.

     Section 1.8: Project. "Project" shall mean the engineering, design, testing, fabrication and installation at the American Plants of the American Plant Equipment.


Agreement CXT - Hollandia - Grimbergen                                         2
Dated December, 2004

     Section 1.9: Specifications. "Specifications" shall mean the specifications and requirements (including, without limitation, time limits) attached hereto as Exhibit 1.9.

                                    SECTION 2
                                   THE PROJECT

     Section 2.1: General. The Parties agree to combine their efforts in order to complete the Project within the Budget and in accordance with the Specifications, in the following manner:

     (i) Plant Lease. Effective as of the Effective Date, Hollandia hereby subleases the Plant to CXT (all costs and expenses relating thereto reflected in the Budget). As of April 1, 2005, the date at which the current lease between Hollandia and Grimbergen Holding expires, and until CXT, in its sole discretion, determines that the Plant is no longer required in connection with the Project, CXT shall lease the Plant from Grimbergen Holding and will make the same available to Hollandia for purposes of the Project. The total rent due by CXT to Grimbergen Hoding shall be a fixed sum of Euros 125,000 (exclusive of VAT), payable in three equal monthly installments of Euro 41,166.67 each, which are due the first day of each month and will therefore be paid in advance, with the first such installment payable on April 1, 2005, provided however that in the event the Project is not completed by July 1, 2005 (a) the lease shall be free of rent for the period of 1 July 2005 through July 21, 2005 and (b) CXT and Grimbergen shall negotiate in good faith the terms of the lease for the period thereafter. All lease terms between Grimbergen Holding and CXT are set forth in the lease agreement attached as Exhibit 2.1 hereto, which are incorporated herein by reference.

     (ii) Contract Manufacturing. Hollandia shall manufacture the Project for CXT (either by manufacturing the Project itself or by outsourcing parts thereof to subcontractors hired by CXT subject to Hollandia's supervision and management) by using the Dedicated Employees and the Manufacturing Equipment until CXT (in its sole discretion) determines that its services are no longer required for the Project. CXT shall reimburse Hollandia as follows:

          a. CXT shall pay to Hollandia at rates set forth in Exhibit 1.3 (excluding of VAT) for each hour worked, payable monthly within five days after Hollandia's payroll payment date upon receipt of an invoice inter alia specifying the names of each Dedicated Employee, his or her social security number ("Sofi number") and the dates and hours worked on the Project during the past month. In addition, for any labor force (other than CXT employees) brought in by CXT for


Agreement CXT - Hollandia - Grimbergen                                         3
Dated December, 2004
               the Project in addition to the Dedicated Employees CXT shall reimburse Hollandia at a rate of Euro 4.00 per hour per laborer. CXT shall have the option to pay part of the aforementioned employment remuneration and/or any VAT payable under any part of this Agreement or any ancillary agreements entered into in connection with the Project, into the "G account" held by Hollandia directly to the competent Dutch taxing and social security authorities. Hollandia shall cause each of the Dedicated Employees to carry appropriate identification at all times while working on the Project and to perform all services required in a competent and timely fashion.

          b. CXT shall pay to Hollandia a fee for the Manufacturing Equipment (related to the expected depreciation and ordinary wear and tear thereof during the Project) which shall be a fixed sum of Euro 146,400 (exclusive of VAT), payable in six equal monthly installments of Euro 24,400 each, the first such installment payable by the end of the first month in which the Project commences. CXT shall have the right, without additional charge, to exclusive use of the Manufacturing Equipment until such Manufacturing Equipment is, in CXT's discretion, no longer required for the Project. Hollandia shall be responsible for the proper operation and maintenance of the Manufacturing Equipment and the Plant and for any damage to the Manufacturing Equipment or the Plant.

     (iii) Management Services Grimbergen Holding. Until the completion of the Project, Grimbergen Holding shall manage and supervise, in a timely and competent manner, the Dedicated Employees as well as any outside laborers as may be brought in the Project, and work with the CXT Project Liaison Officer on a daily or other regular basis so as to ensure to the best of Grimbergen Holding's ability that the Project is completed on time within Budget and in accordance with Specifications. In so doing Grimbergen Holding shall make available to the Project Mr. Frederikus Adolf Jozeph Grimbergen, a private individual residing at Groenoord 192, 2401 AJ Alphen aan den Rijn, and shall cause him to devote such time to the Project as is required to complete the Project on time, within Budget and in accordance with Specifications. To the duties performed by both Grimbergen Holding and Mr. F.A.J. Grimbergen the following sections of the current RVOI-conditions ("Regeling van de verhouding tussen opdrachtgever en adviserend ingenieursbureau; version 2001") will be applicable: Sec. 5 (general obligations and duty of care of the contracting engineer), Sec. 6 (general obligations of the principal) and Sec. 16 (duty of care contracting engineer, limitation of liability). For its services Grimbergen Holding shall receive a fixed gross remuneration of Euro 10,000 per month (exclusive of VAT, if any), to a maximum of Euro 60,000, plus an additional EUR 60,000 if the Project is completed in compliance with the Specifications and within the Budget. The total


Agreement CXT - Hollandia - Grimbergen                                         4
Dated December, 2004
          amount paid shall not exceed Euro 120,000.

     (iv) Designs, drawings and Intellectual Property Rights. Hollandia hereby sells and transfers to CXT, effective as of the Effective Date, all engineering designs and drawings related to the Project (whether in existence now or in the future) as well as any patents, copyrights, trademarks, know how, technology, service marks, source code, and any other industrial and intellectual rights in connection therewith to be used or useful in connection with the Project only (the "IP Rights"). In consideration of the sale of the IP Rights CXT agrees to pay to Hollandia an amount estimated on December 8, 2004 to be Euro 400,000, payable in two installments: Euro 200,000 shall be due on the Effective Date and the balance shall be due 90 days thereafter. The Parties shall determine the exact amount as soon as possible after the signing of this Agreement, any differences to be settled with the payment of the second installment.

          CXT and its representatives shall, until CXT determines they are no longer required in connection with the Project, have unfettered access to and use of the Plant, the Manufacturing Equipment, the Dedicated Employees and have reasonable access to Freek Grimbergen during the agreed upon working hours, all in connection with the Project.

     Section 2.2: Handling and management of the Project. CXT shall enter into, or arrange for an affiliated company to enter into, contracts with third party suppliers of raw materials and labor, and shall determine in its sole discretion (after consultation with Hollandia experts) the mix of work done at the Plant versus outside the Plant, and the materials required to complete the Project in a timely and high quality fashion. Hollandia and Grimbergen Holding acknowledge that CXT will rely significantly on each of Hollandia's and Grimbergen Holding's unique know how, experience and technology as well as those of the Dedicated Employees, and each of them agree to provide their best efforts and utilize such know-how, experience and technology in a timely, competent and professional manner and to devote their best efforts to complete the Project on time, within the Budget and in accordance with all Specifications.

     Section 2.3: Profit. In the event the part of the Project inasfar as relating to (i) the delivery on truck of all machinery and equipment relating to the Project and (ii) the shipment, installation and acceptance by CXT of the machinery and equipment on CXT's plant in Grand Island, Nebraska, is completed in accordance with all applicable Specifications, and within the Budget, then CXT shall pay to Hollandia a profit in the amount of EUR 125,000 (exclusive of VAT, if any). In the event CXT's total costs to complete the Project (not including any costs or expenses incurred outside the Netherlands) exceed the Budget then the profit payable to Hollandia shall, on a Euro for Euro basis, be lowered by the excess, provided always that the profit shall not be reduced below zero, provided, however, that no portion of the profit shall be due unless the Project is completed in accordance with the Specifications. For the avoidance of doubt, any technical alterations requested by CXT that are not necessary to complete


Agreement CXT - Hollandia - Grimbergen                                         5
Dated December, 2004
the Project in accordance with the Budget and the Specifications and that would increase in the total costs of the Project, will not affect Hollandia's profit entitlement according to this Section.

     Section 2.4: Identification of CXT name. The Parties shall use all reasonable efforts to clearly identify CXT as occupant of the Plant and owner of any equipment, machinery, materials (other than the Manufacturing Equipment) and any finished part of the Project by erecting fencing, placing the CXT name and clearly visible on crates and fences, et cetera.

                                    SECTION 3
               ADDITIONAL COVENANTS HOLLANDIA & GRIMBERGEN HOLDING

     Section 3.1: Performance of Agreement. Grimbergen Holding and Hollandia will use their best efforts to complete the Project within the Budget and in accordance with the Specifications, and will refrain from doing anything (including but not limited to reassigning or relocating any of the Dedicated Employees and/or the Manufacturing Equipment) that might impair or interfere with the due and timely performance of each their obligations under this Agreement as well as the due and timely completion of the Project. Hollandia shall be obliged to replace any Dedicated Employees, up to a maximum of 10% of the number of Dedicated Employees identified in Exhibit 1.3, who are unavailable for the Project with workers of at least equal ability. Hollandia represents that to the best of its knowledge the Dedicated Employees, the Manufacturing Equipment and the Plant are suitable for the satisfactory completion of the Project and that the use of the Dedicated Employees, Manufacturing Equipment and the Plant fully comply with all applicable legal or regulatory requirements and that such use shall not create any liability whatsoever to CXT.

     Section 3.2: Indemnities. Hollandia will indemnify and hold CXT harmless against all damages, costs or expenses as a result of:

     (i)  Any work accident and/or illness of any of the Dedicated Employees.

     (ii) Claims by, or related to, the Dedicated Employees, tax or social security authorities or any third party either during the Project or thereafter to the effect that any of the Dedicated Employees were at any time employed by, rather seconded to, CXT or any other claim whatsoever related to the Dedicated Employees (other than claims to pay amounts specifically owed by CXT under this agreement).

     (iii) Any environmental or soil contamination existing on the Plant on the Effective Date (it being agreed that in the event of any claims or actions by governmental authorities or third parties either during or after the completion of the Project, between the Parties any such environmental violations shall be deemed to have been caused by any previous user, owner or lessee).

     (iv) Any claims attributable to the breach of any representation or agreement


Agreement CXT - Hollandia - Grimbergen                                         6
Dated December, 2004
          by or with Hollandia.

     (v) Any loss or damage to the Plant, Manufacturing Equipment or, prior to delivery to CXT ex works at the Plant, the American Plant Equipment or any of the materials or goods to be used or produced under this agreement.

     If and insofar as the tax or social security authorities levy additional assessments for wage taxes and/or social security premiums (including fines and interests) for which CXT is held liable, CXT is entitled to set-off those additionally assessed amounts against any amounts due by CXT to Hollandia, it being understood that Hollandia shall remain liable for any amounts which could not be set-off.

     Hollandia shall take out a "Construction All Risks" insurance to cover against risks associated with the Project. If and to the extent such insurance covers any of the equipment, materials and/or other tangible assets purchased by and/or manufactured for CXT (title / ownership to which shall rest with CXT) Hollandia shall have the right to charge a proportionate part of the insurance premium related thereto to CXT (the costs thereof to be reflected in the Budget), provided always that in such an event Hollandia shall proportionally assign the benefit of the insurance policy to CXT and/or designate CXT as co-beneficiary, as the case may be.

     Section 3.3: Bank Guarantee. On the Effective Date Hollandia will procure a bank guarantee issued by a first class reputable Dutch bank, substantially in the form attached as Exhibit 3.3 hereto. The Parties shall duly and timely inform the issuing bank of all events that have an impact on the reduction, termination or continuation of the bank guarantee as set forth in more detail therein.

     Section 3.4: Separate, not Joint Liability. Notwithstanding each of Hollandia's and Grimbergen Holding's commitments to work together in good faith to complete the Project in accordance with the Budget, it is explicitly agreed that Hollandia's and Grimbergen Holding's obligations and liabilities under this Agreement shall be several ("gemeen") and not joint ("hoofdelijk").

                                    SECTION 4
                     ADDITIONAL COVENANTS CXT AND HOLLANDIA

     Section 4.1: Non-solicitation CXT. CXT agrees that it will not, except with the prior written approval from Hollandia, during the term of the Project and for five years thereafter, actively entice or solicit any of the Dedicated Employees to terminate their employment and become an employee of CXT or any affiliated company of CXT, provided, however, that these restrictions shall not be applicable to the extent CXT determines that it requires the service of any Dedicated Employee in connection with the Project.

     Section 4.2: Non-compete CXT.  The Parties acknowledge that Hollandia has


Agreement CXT - Hollandia - Grimbergen                                         7
Dated December, 2004
unique proprietary know how and technology which will be used in connection with the Project. In order to adequately protect this unique know how and technology, CXT agrees that it will not, except with the prior written approval from Hollandia, during the term of the Project and for five years thereafter, use any of the IP Rights to produce, sell or market production plants designed to manufacture concrete railroad ties, provided, however, that these restrictions shall not be applicable (i) to the extent CXT reasonably determines that it is necessary for CXT to produce ties for the Project due to any failure or anticipated failure timely to meet the Project requirements (ii) to the
(re)production of any replacement parts or additional components (including but not limited to forms to produce railroad ties) as may be necessary or useful for the American Plants or the American Plant Equipment.

     Section 4.3: Termination of non-compete CXT. The Parties acknowledge that the Project is essential to the business of CXT and accordingly Hollandia agrees to provide to CXT at CXT's first request for a period of five years hereafter all engineering, designing and production services as may be necessary to construct additional similar plants whether in the United States or elsewhere. Such services shall notably include the making available of the Dedicated Employees and the Manufacturing Equipment to CXT. In the event Hollandia for whatever reason fails to comply with such a request by CXT, (i) CXT shall be at liberty to take any action it deems necessary in its own sole discretion, including but not limited to the hiring of the Dedicated Employees and (ii) the non-solicitation and non-compete covenants set forth in Sections 4.1 and 4.2 above shall terminate and cease to have any force and effect.

     Section 4.4: Non-compete Hollandia. The Parties acknowledge that CXT has selected Hollandia and introduced Hollandia to the U.S. market and accordingly Hollandia agrees not to produce, sell or market, directly or indirectly, during the term of the Project and for a period of five years thereafter any manucturing equipment and/or production plants for the manufacture of concrete railroad ties anywhere in the United States of America.

     Section 4.5: Damages. The Parties acknowledge that in the event of a breach of the foregoing non-solicitation and non-compete covenants by either
CXT or Hollandia, the other Party will suffer damages which are difficult to measure. Accordingly the Parties agree that (i) in the event of a breach of this
Section 4 by CXT, Hollandia will be entitled to liquidated damages in the amount of 10% of the manufacturing costs of the railroad tie production plant or equipment produced in violation of this Section 4 and (ii) in the event of a breach of this Section 4 by Hollandia, CXT will be entitled to liquidated damages in the amount of 10% of the manufacturing costs of the railroad tie production plant or equipment produced in violation of this Section 4. The liquidated damages set forth in this Section 4.5 shall be in lieu of the actual damages suffered and if and to the extent the actual damages are in excess of the liquidated damages, the damages to be reimbursed hereunder shall be limited to the liquidated damages specified above.


Agreement CXT - Hollandia - Grimbergen                                         8
Dated December, 2004

                                    SECTION 5
                             SET-OFF AND TERMINATION

     Section 5.1: Suspension of performance. In the event of a breach by either Hollandia or Grimbergen Holding of their obligations under this Agreement CXT shall have the right to suspend the performance of its own obligations hereunder vis-a-vis any or all of Hollandia or Grimbergen Holding.

     Section 5.2: Termination. CXT shall have the right to terminate this Agreement with respect to any other Party either (i) for cause (which, for the purpose hereof, shall mean a breach by any other Party of any material obligation under this Agreement which was not cured within 10 days after receiving written notice of the breach) or (ii) for its convenience, by giving 10 days notice to such effect (the termination notice setting forth the reasons for termination). In the event of a termination for cause CXT shall be obliged only to pay any amounts due under this Agreement for the period prior to such termination. In the event of a termination for any other reason CXT shall be obliged to pay (i) any amounts due under this Agreement for the period prior to such termination plus (ii), if the Agreement was terminated vis-a-vis Hollandia, to Hollandia an amount EUR 125,000. In the event of a termination of this Agreement for any reason whatsoever CXT shall have the right to retain any part of the Project already paid, and any ownership interests in such part(s) shall be deemed to have been assigned to CXT to the extent the same were not already owned by CXT.

     Section 5.3: Breach of Contract. In the event of a breach of contract by either Hollandia or Grimbergen Holding CXT shall have the right to set off its obligations to the Party which commits the breach of contract, with the damage it suffers from the breach of contract.

                                    SECTION 6
                             LIMITATION OF LIABILITY

     Section 6.1: Grimbergen Holding. Grimbergen Holding's total liability for its management services under this Agreement or any ancillary agreement entered into in connection with the Project shall be limited to the total of all sums to be received by Grimbergen Holding for its management services under this Agreement and any such ancillary agreement.

     Section 6.2: Hollandia. Hollandia's total liability under Sections 3 and 5 of this Agreement shall be limited to EUR 675,000.


Agreement CXT - Hollandia - Grimbergen                                         9
Dated December, 2004

                                    SECTION 8
                               GENERAL PROVISIONS

     Section 8.1: Amendments or Supplements. No amendment or modification of this Agreement or of any term or condition hereof shall be valid or effective unless in writing and executed by the Parties. This Agreement may be supplemented only by written documents executed by the Parties, and it shall not be qualified, modified or supplemented by any preliminary negotiations, course of dealing, usage of trade or course of performance.

     Section 8.2: Assignments. No assignment or assumption of any obligation hereunder shall relieve either Party from liability for any obligation hereunder.

     Section 8.3: Legal Expenses. Each of the Parties shall bear its own legal expenses relating to negotiation and preparation of this Agreement and/or to the Transaction. If any Party is in default of any material provision of this Agreement, the Party which is not in default shall have the right, at the expense of the Party which is in default, to retain an attorney(s) to make any demand, enforce any remedy, or otherwise protect or enforce the rights of the Party which is not in default under this Agreement. The Party which is in default shall pay all reasonable legal expenses (including but not limited to legal expenses incurred in any legal action) so incurred by the Party which is not in default. All reimbursements required by this Section shall be due and payable on demand, and may be offset against any sum owed to the Party so liable.

     Section 8.4: Execution of Documents. Each of the Parties agrees promptly to execute all documents necessary to implement the provisions of this Agreement.

     Section 8.5: Final Agreement; Integration. This Agreement expresses the full and final purpose and agreement of the Parties relating to the Project.

     Section 8.6: Notices. Any Notice transmitted by a Party to any other Party may be hand-delivered to such Party, personally, or mailed by certified or registered mail, return receipt requested, to the principal place of business or residence of such other Party as set forth above, or such other place as either Party may hereafter designate by notice to the other Party. All notices shall be deemed sufficiently given and served for all purposes if so hand-delivered or if so mailed.

     Section 8.7: Relationship of Parties; No Third Party Beneficiaries. Any intention to create a joint venture or partnership relation between the Parties is hereby expressly disclaimed, and no Party shall have the right to bind the other. There are no


Agreement CXT - Hollandia - Grimbergen                                        10
Dated December, 2004
third party beneficiaries to this Agreement.

     Section 8.8: Remedies Cumulative. All remedies provided for in this Agreement are distinct and cumulative to any other right or remedy afforded by law or equity and, to the extent permitted by law, may be exercised concurrently, independently, or successively. An action may be maintained to enforce such remedies in the alternative.

     Section 8.9: Governing Law. This Agreement shall be governed by the substantive laws of the Netherlands, excluding any conflict of laws provisions thereof. The 1980 Vienna Convention for the International Sales of Goods shall not apply.

     Section 8.10: Disputes. All disputes arising out of or in connection with this Agreement or any ancillary agreement entered into in connection with the Project shall in first instance be submitted to an executive committee consisting of Messrs. Maarten Jongejan (as representative of Hollandia), Freek Grimbergen (as representative of Grimbergen Holding) and Alec Bloem (as representative of CXT), or by persons to be designated by the Parties in their stead, which shall attempt to settle the dispute amicably. In the event the Parties are unable to so settle the matter amicably the dispute shall be referred to mediation according to the Minitrial Rules of the Netherlands Arbitration Institutes. In the event the Parties are unable to settle their disputes in accordance with the Minitrial Rules, the dispute shall be finally settled in accordance with the Arbitration Rules of the Netherlands Arbitration Institute. The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall be Rotterdam, The Netherlands. The arbitral procedure shall be conducted in the English language. There shall be no consolidation of the arbitral proceedings with other arbitral proceedings pending in the Netherlands, as provided in Article 1046 of the Netherlands Code of Civil Procedure.


Agreement CXT - Hollandia - Grimbergen                                        11
Dated December, 2004

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

                                        CXT INCORPORATED,
                                        a Delaware corporation


                                        By /s/ S L Hasselbusch
                                        ----------------------------------------
                                        Title: Chief Executive Officer


                                        GRIMBERGEN ENGINEERING & PROJECTS B.V.,
                                        a Dutch limited liability company


                                        By /s/ Maarten Jongejan
                                        ----------------------------------------
                                        Title: Managing Director


                                        LUBBERS' CONSTRUCTIEWERKPLAATS EN
                                        MACHINEFABRIEK "HOLLANDIA" B.V.


                                        By /s/ Maarten Jongejan
                                        ----------------------------------------
                                        Title: Managing Director


                                        GRIMBERGEN HOLDING B.V.


                                        /s/ Frederikus Adolf Jozeph Grimbergen
                                        ----------------------------------------
                                        By: Frederikus Adolf Jozeph Grimbergen
                                        Title: Managing Director


Agreement CXT - Hollandia - Grimbergen                                        12
Dated December, 2004

                                   EXHIBIT 1.3

                               DEDICATED EMPLOYEES

FUNCTION         HOURLY-RATE*1)   NAME *2)                     SPECIALISATION
--------         --------------   --------                     --------------
ADMINISTRATION       E 35,-       Cora Blanken

PURCHASING           E 40,-       Adrie Straathof

ENGINEERING          E 55,-       Willem van Burik
                                  Gerrit Veenstra
                                  Martijn Sjerps
                                  Chris van der Plas
                                  Carel Leenen
                                  Gerard Ten Brink
                                  Jan Voorn
                                  Ruud van Zanten
                                  Donald Pennings

PRODUCTION           E 40,-       Bhondoe S                    Welding
                                  Altay M                      Welding
                                  Erbilgin Y                   Welding
                                  Botonnou A                   Welding
                                  Heemskerk L.N.J.W.           Welding
                                  Bosman H                     Fitting
                                  Boughaf                      Fitting
                                  Celikler Y I                 Pre-fabrication
                                  Ted Hollevas                 Fitting
                                  Heemskerk J.M.               Fitting
                                  Hoogenboom H.G.              Pre-fabrication
                                  Lammeren J.C.M.van           Welding/fitting
                                  Lek J.C.                     Fitting
                                  Mellah A                     Pre-fabrication
                                  Mourits R.P.                 Machining
                                  Raymann R.F.                 Welding
                                  Rietveld F                   Fitting
                                  Tol J.H.B.M.                 Pre-fabrication
                                  Turgud M                     Welding
                                  Zuidam R.J.                  Welding
                                  Zuidam W                     Welding
                                  Meilof O                     Chef welding
                                  Hakkelbrak A                 Chef fitting


Agreement CXT - Hollandia - Grimbergen                                        13
Dated December, 2004

                                  Wit J. de                    Chef pre-
                                                               fadrication
                                  L'Amie Hans                  Fitting
                                  Elshout Hans                 Fitting
                                  Jansen Ben                   Fitting

TECHNICAL            E 59,-       Tom van Zeil
CONSULTANCY
                                  Peter van der Aar
                                  Marcel Lek
                                  Peter Tersteeg

GSO ENGINEER         E 55,-       Gail Mouhout/Dennis v Veen   Hardware
GSO ENGINEER         E 65,-       Ad Hofman/Frank van der      Software
                                  Klooster
GSO PRODUCTION       E 42.50      Leen Weerheim                E-installation
                                                               works

*1)  SURCHARGE OVERTIME/SHIFT WORKS E 10,-/HOUR

*2) THE HOURS OF THESE PERSONNEL WILL VARY AS NEEDED ON THE PROJECT BETWEEN 0% AND 100% OF THEIR WORKING HOURS


Agreement CXT - Hollandia - Grimbergen                                        14
Dated December, 2004

EXHIBIT 1.4

                                     BUDGET

All work to be done in the Netherlands in connection with the Project, consisting of the following items:

Projecttime: F.O.B. delivery Week 26 2005 (July 2005)

DESCRIPTION SPECIALS                                 FIXED COSTS   VARIABLE COSTS
--------------------                                 -----------   --------------
PRODUCTION LOCATION (GRIMBERGEN HOLDING)
Rent location Alphen a.d. Rijn (3 month,s)           E125.000,00
Energy/ tax / insurance?? (3 month,s)                              E   30.000,00
Cleaning services (3 month,s)                                      E    5.000,00

MACHINES
Rent machinery (machinaal RM + inlener)              E 72.000,00
Rent machinery (voorbewerking JvT/HH/Saber)          E 74.400,00

PRODUCTION CONSUMABLES)
-grinding materials                                                E   30.000,00
-welding materials
-welding /cutting gas
-etc.

LABOR
Administration  24 hours/week x 30 weeks xE35,-                    E 25.200,00*1)
Purchaser 40 hours/week x 30 weeks xE40,-                          E 48.000,00*1)
Production 21 personnel x 40 hours/week x 25 weeks                 E840.000,00*1)
21000 hours xE40,-
Engineering 6 engineers x 40 hours x 20 weeks                      E264.000,00*1)
4800 x E 55,-
Tech Consultant /project management                                E184.080,00*1)


Agreement CXT - Hollandia - Grimbergen                                        15
Dated December, 2004

ML 30 weeks x 24 hours
PT 30 weeks x 24 hours
TvZ 30 weeks x 40 hours
PvdA 30 weeks x 16 hours
Total 3120 hours x E 59,-

Electrical hardware/software
Hardware engineering (GM/DvV) 1200 hours xE55,-                     E 66.000,00*1)
Software engineering (AH/FvdK)370 hours xE65,-                      E 24.050,00*1)
Hardware install. (LW) 40 hours x 20 weeks xE42,50                  E 34.000,00*1)

CONSUMED AMOUNT UP TO & INCLUDING WEEK 44 GEP/GSO
Labour                                               E 193.500,00
Flights/hotel/materials                              E  22.800,00
Pre-estimated for weeks 45/46/47                     E75.000,00*2)
Purchase base material stamp                         E20.000,00*3)

MANAGEMENT FEE (GRIMBERGEN HOLDING)
Freek Grimbergen  2005 (2 to 3 days/week)            E 120.000,00

SUBTOTAL RENT FROM HOLLANDIA                         E 457.700,00   E1.480.930,00
SUBTOTAL RENT FROM GRIMBERGEN HOLDING                E 245.000,00   E   35.000,00

Project costs consumables                                           E   30.000,00
Supervision Installation USA directly to be
invoiced to CXT USA
Tech consult. 24 weeks a 4000,-                                     E   96.000,00
Soft/hardware 12 weeks a 4800,-                                     E   57.600,00

Total: E6,752,085

     Notwithstanding any exceptions agreed between the Parties the budget will not include, in CXT's reasonable judgment, any work moved from the Netherlands to the USA.


Agreement CXT - Hollandia - Grimbergen                                        16
Dated December, 2004

                                   EXHIBIT 1.5

                             MANUFACTURING EQUIPMENT

The equipment described in the right hand column of the attached chart, as well as all the equipment necessary or appropriate for the manufacture of the American Plant Equipment.


Agreement CXT - Hollandia - Grimbergen                                        17
Dated December, 2004

                                   EXHIBIT 1.9

                         SPECIFICATIONS AND REQUIREMENTS

                           SPECIFICATION OF EQUIPMENT
                         TUCSON AND GRAND ISLAND FACTORY
                                    INCLUDING
                   ERECTION, TEST-RUN AND PERFORMANCE TESTING

1.0  GENERAL REQUIREMENTS

All system mechanisms must be safe for operation personnel and must prevent damage to product and components or other plant equipment.

Controls shall be designed to prevent unexpected start up or movement in sudden directions. Design should include elimination of hazards due to failure of machinery, i.e., falls of machinery due to hydraulic failure. Design should include guarding of machinery to avoid physical injury, where applicable.

All components shall comply, where possible, with UL code (Underwriter's Laboratory).

All electrical equipment shall be designed for 480.110V and 60 Hz service. Also, where possible, all o-rings, hydraulic hoses and fittings, etc., shall be standard English (inch) sizes.

THE CYCLE TIMES OF THE AMERICAN PLANT EQUIPMENT ACCORDING THE DESCRIBED SPECIFICATIONS IS BASED ON A PRODUCTION AMOUNT /24 hours OF 1080 TIES


Agreement CXT - Hollandia - Grimbergen                                        18
Dated December, 2004

                                LIST OF EQUIPMENT

                                                                             QTY
                                                                             ---
1.0   TIE FORMS
      Tie Forms                                                               7
      Partial Form line (frame structure and hydraulics. Tieform
         part not included).                                                  1

2.0   PRESTRESSING SYSTEM
      Wire Pulling Buggy                                                      2
      Pre-stressing/release Equipment                                         8
      Hydraulic Units                                                         2

3.0   CONCRETE SUPPLY AND DISTRIBUTION
      Bucket Conveyor                                                         2
      Concrete Distribution System                                            2

4.0   HANDLING OF COMPLETED CONTINUOUS TIE LINE
      Sawing Machine                                                          2

5.0   DISCHARGE LINE
      System from sawing output to pickup location storage Crane              2

6.0   CLEANING, OILING, FORM PREPARATION
      Wagon for cleaning, oiling & mold preparation                           2

7.0   STORAGE EQUIPMENT
      Robot Crane design/specification                                        1
      Manufacture robot crane                                                 2

2.0  DETAILED TECHNICAL DESCRIPTION OF EQUIPMENT

1.   TIE FORMS

     1.1 Form line with 180 (4 x 45) tie forms with shape and dimensions to produce the TIE according CXT drwg: CXT -505S-50"Revision ??? The form line is built up from a frame structure and an upper structure. The frame structure has a supporting function for the movable upper part The upper structure is built up from 4 x 45 combined, welded and smoothly ground tie forms.

     The 3 major parts of the lines are:


Agreement CXT - Hollandia - Grimbergen                                        19
Dated December, 2004

     -    Frame structure;

     -    Tie forms including vibrators mounted at the underside of the forms;

     - Hydraulic system with cylinders for demoulding of the continuous concreted tie line and supporting this line before releasing the prestressing force.

     The tie line forms will be transported in parts, which can be easily erected.

     The separate forms are provided with an integrated system to install the Pandrol rail fasteners type 38652/1 issue code B in a very efficient way.

     1.2  Side cover each line

     The distance between the foundation and the tie forms will be covered with skirts.

     The skirt has 2 functions, namely:

     -    noise reduction during vibrating

     -    thermal insulation during curing

     1.3  Curing facilities

     The curing system consists of a system to be decided by CXT.

     The design of the mouldlines will include the necessary provisions for the curing system.

     1.4  Frequency controlled vibrating system

     The form lines are provided with built-on frequency controlled vibrators. Operation of the vibrators will be executed from the operation panel of the concrete distributor. The vibrating operation is programmed to operate a maximum 4 vibrators simultaneously (when the next vibrator receive the signal to operate, the previous vibrator will be stopped automatically).

     1.5  Hydraulics/Electrification

     All hydraulics cylinders and piping/tubing for form and pin movement including piping to the hydraulic units. All necessary electric cables, components, end switches, etc. from feeding points (close to the operating box) of the machines to the separate electrical points.

2.   PRESTRESSING SYSTEM

     The design is based on an optimal and efficient way for strand pulling, prestressing and to release the prestressing force.

     2.1  Strand Pulling Facilities

     The facilities are based on pulling the wire or strand by machine in one or two operations.


Agreement CXT - Hollandia - Grimbergen                                        20
Dated December, 2004

          2.1.1 Strand (Wire) Pulling Buggy.

          The strand (wire) pulling buggy will be placed on the form line and provided with the necessary wire or stand from the container system. The wagon will pull the necessary wire or strand for one line in one/two operations over the entire form line length. At the end of the line the wire or strand will be fixed to the dead and live end of the prestressing system.

          The buggy is electrically driven. Handling of the buggy from one form line to the next form line must be executed by the overhead bridge crane. Power supply to be provided at the front end of each form line.

     2.2  Prestressing System

          The equipment consists of a "live end" and a "dead end" positioned at the front and the back of each form line. The hydraulic units are equipped with selection switches to select the form line to be operated.

          2.2.1 Prestressing (Live End)

          The live end is actuated with 2 cylinders for tensioning and release movements. The tensioning position of the live end during casting is fixed by lock pins, so the cylinders are unloaded during non-operation. The operation of the prestress and release activities are simple by push buttons from the operation panel close to the live end of each bed. The steel tensioning beams are fixed into the foundations.

          2.3.2 Prestressing (Dead End)

          The dead end of the system is provided with a hydraulic cylinder to skip movement of the upper part of the tensioning beam to recognize the possibility of movement of the completed tie line during sawing activities. The steel tensioning beams are fixed into the foundations.

     2.3  Hydraulics and Electrification

     Two hydraulic units placed at the front and the back of the form lines provided with facilities for the form movement and the prestressing/release activities.

          Unit A

          Hydraulic unit with operation facilities for prestressing and releasing including form line movements.

          Unit B

          Hydraulic unit with operation facilities for skip movement capability for upper part dead end including form line movements.


Agreement CXT - Hollandia - Grimbergen                                        21
Dated December, 2004

          Communication between Unit A/B is integrated.

3.   CONCRETE SUPPLY AND DISTRIBUTION

     The system is divided into:

     3.1  Concrete Supply

     The concrete will be transported from the batch plant to the distribution unit of the distributor by the bucket conveyor (3.1.1) and the intermediate bucket, which is driven on the distributor bridge construction (3.2.1)

          3.1.1 Bucket Conveyor 1.5 m(3) Concrete

               -    The bucket is designed for track with 2 rails.

               -    Contents 1.5 m(3) concrete.

               -    Gear motor with brakes as driving motor.

               -    Travel speed 4-160 m/min.

               -    The emptying of the bucket by rotating with electric motor

     3.2  Concrete Distribution

          3.2.1 Concrete distributor span approx. 20m

          The concrete distributor is built as an overhead 2 girder construction on which the distribution bucket and an intermediate bucket are driven.

          The concrete will be supplied by the monorail bucket system, which will be positioned above the distributor.

          The concrete will be transmitted from the monorail bucket to the intermediate concrete supply bucket of the distributor. This bucket transfers the concrete into the distribution bucket.

          The distribution unit to be equipped with 4 separate hydraulic driven distribution screws to ensure an optimum distribution operation.

          Technical Information of the Distributor:

          Speed bridge construction         10/50 m/min.
          Cross speed supply bucket         5/20 m/min.
          Cross speed distribution bucket   6 m/min. contents
                                            2.250 litre water content


Agreement CXT - Hollandia - Grimbergen                                        22
Dated December, 2004

          Operation position with control panel included Vibrator operating system is integrated into the distributor operation panel.

          3.2.2 Distributor track including current/communication rail. The distributor track will be part of the hall structure. Current supply by current cable fixed into cable buggies.

          3.2.3 Communication between bucket conveyor and concrete distributor. Within the production control system and the electrification of the bucket conveyor some communication items are built in to recognize an automatic operating system for the supply of concrete to the distributor bridge.

          The following movement flow is applicable:

          -    Conveyor stops at concrete-loading (batch plant) position.

          -    Loading activity is started by the batch plant operator.

          -    Automatic movement of conveyor to location of distributor bridge.

          - Request by distributor operator for concrete (bridge traveling will stop)

          - Conveyor will unload the concrete into the intermediate bucket (bridge traveling can start again after unloading is completed).

          -    Conveyor will automatically return to its loading position.

          - Intermediate bucket transfers the concrete to the distribution bucket automatically.

4.   HANDLING OF COMPLETED CONTINUOUS TIE LINE.

     The demoulded continuous tie line must be supported by the transport buggies to ensure smooth movement during sawing.

     4.1 Continuous tie line Pulling/Sawing/Turning. The demoulded continuous tie lines (4 lines side-by-side) will be automatically divided into separate ties by the sawing machine located at the end of the form line.

          4.1.1 Sawing Machine.
          This machine pulls 4 rows of ties simultaneously into the sawing position. Then 4 ties will be disconnected from the Tie line, turned over 180 degrees and placed on a transverse conveyor chain track. The sawing operation shall not exceed 160 seconds. The saw shall perform with a 100% duty cycle.


Agreement CXT - Hollandia - Grimbergen                                        23
Dated December, 2004

          The sawing machine can be moved between tie lines on track, and positioned at the front of each form line.

5.   DISCHARGE LINE.

     5.1 Chain track with automatic running facilities
     The chain track moves the sawed ties automatically from the sawing machine to the convey turning buggy.

     5.2 Convey turning buggy.
     This buggy transports the Ties from the chain track (5.1) to the clipping area. During the transport the Ties will be rotated over 90 degrees.

     5.3 Tie convey "Clipping".
     Within the clipping area the Ties will be supported on a roller track. Movements to the discharge buggy will be realised by a pushing system.

     5.4 Discharge Buggy.

          The ties from the convey track "clipping" will be collected in units of 21 ties.

          5.4.1 Discharge Buggy for 21 ties. The discharge buggy will lift a unit of 21 Ties and moves them to the loading position of the robot crane

6.   CLEANING, OILING, FORM PREPARATION.

     Cleaning and rail fastening items will be executed manually. Cleaning tools and build-in consumables are stored on a special wagon, which runs on the form line rail.

     6.1 Wagon for Cleaning, Oiling and Preparation. This wagon consists of a buggy driven on the edges of the form line. The wagon is equipped with devices to clean and oil the forms and also to prepare the forms for casting (manually set rail fastening items). All activities will be executed by hand from working platforms on both sides of the wagon.

     Maximum weight of this wagon included build-in consumables for 1 mouldline is limited to 10 metric tons

7    STORAGE EQUIPMENT


Agreement CXT - Hollandia - Grimbergen                                        24
Dated December, 2004

     10.1 Robot Crane for Units of 21 Ties.
     The storage crane is designed to stack the unit of 21 ties on the storage position. The crane is executed as a 2 girder portal construction.

     The trolley is running between the girders and is provided with a telescopic lifting unit.

     The whole crane cycle occurs automatically.

     Crane Characteristics:

     Load                             :ca. 7,500 kg.
     Hoisting Speed                   :0-8 m/min.
     Travel  Speed                    :5-100 m/min.
     Travel Speed - Lifting Trolley   :2-20 m/min.
     Lifting Height                   :ca. 5 m (Stackingheight 15 Ties)

8    ERECTION, TEST-RUN AND PERFORMANCE TESTING

     8.1 Introduction

     Hollandia's technical personnel shall supervise the erection of the equipment. The actual work is done by CXT's personnel in order to become familiar them with the installation, operation, and maintenance (preventive and corrective) of the equipment. The erection schedule will be controlled and performed by the CXT.

     Hollandia's technical supervisors shall have sufficient skills to satisfactorily complete the project; otherwise the Client has the right to change personnel. Conditions for Hollandia's supervisors to work on sites in the USA are attached into chapter 9

     8.2 Erection of the equipment

     Erection of equipment is deemed to be completed when all the machines forming the said department has been brought to such a state that all its mechanical functions and movements can be checked with a test-run.

     The applicable departments for each factory location (Tucson and Grand Island) are:

     Department 1   Tie forms
     Department 2   Prestressing system
     Department 3   Concrete supply and distribution
     Department 4   Tie handling


Agreement CXT - Hollandia - Grimbergen                                        25
Dated December, 2004

     Department 5   Discharge line
     Department 6   Cleaning, oiling and built-in facilities
     Department 7   Storage crane (Robot crane)

     8.3 Test-run

     Test-runs are conducted separately for each department immediately after completion of erection. All the functions, connections and movements of the equipment included in the department, shall be checked in the presence of representatives of both parties.

     Acceptance criteria will be the approved lay-out drawings and the technical specifications.

     Results of the test-run shall be recorded.

     Minor defects such as imperfections in the paint work, temporary wiring and incomplete adjustments, which can be fixed later on without substantial delay or disturbance to the use of the equipment, shall not be constructed as a reason for non-acceptance of the test-run.

     In case test-run of a department is not possible, or its completion is delayed for more than one month after erection, for any reason beyond Hollandia's control, the test-run is deemed to be completed and accepted without the actual test.

     8.4 Performance test

     Performance test of the equipment shall be conducted under Hollandia's technical personnel supervision department by department upon notification of readiness from the CXT, but in any event within 14 days after the completion of the test-run of the department.

     The performance test is to verify that the equipment is capable of meeting the specified quality/capacity requirements as stated below (8.5).

     The tests are deemed to be successful and shall be accepted by the CXT if:

     -    The equipment meets the stated requirements (8.5).

     - Either cannot meet the requirements as a result of shortcoming out of control of Hollandia, such as; poor quality of raw materials, shortage of skilled labor, etc.

     In case the performance test cannot be conducted or delayed by more than one month after completion of the test-run, for any reason out of Hollandia's control, the performance test shall be deemed to be completed.


Agreement CXT - Hollandia - Grimbergen                                        26
Dated December, 2004

     8.5 Quality requirements

     Department 1 Tie forms

     -    Correct demoulding movement.

     -    Produced tie according agreed tolerances.

     -    Correct form movement to casting position.

     Department 2 Prestressing system.

     - Wire or strand pulling according to specifications described in the technical specifications

     - Prestressing and release could be executed within 20 minutes for each operation.

     -    Skip movement dead end is functional.

     Department 3 Concrete supply and distribution.

     -    Equipment is operating according to the technical specifications

     Department 4 Tie handling.

     -    Pulling / sawing / rotating according to the technical specifications

     Department 5 Discharge line

     -    Equipment is operating according to the technical specifications

     Department 6 Cleaning, oiling and built-in facilities

     -    Equipment is operating according to the technical specifications.

     Department 7 Storage crane (Robot crane)

     -    Equipment is operating according to the technical specifications.

     8.6 Commisioning

     Commissioning of the system is deemed to be complete after each department


Agreement CXT - Hollandia - Grimbergen                                        27
Dated December, 2004
     has successfully performed its intended function

9    Conditions for Sending Hollandia's supervisors to work on site in the USA

In this connection term 'Hollandia's personnel' means both Hollandia's own employees and Hollandia's suppliers personnel to be sent to execute the activities in the USA

- CXT shall arrange / guarantee and bear all the costs for safe and healthy working conditions and modern furnished accommodations with separate bedrooms for all individuals, not more than four sharing one bath or shower or one kitchen. Appropriate first aid and medical services have to be available to Hollandia's personnel.

- CXT shall arrange and bear costs for daily meals based on European normal standard.

- CXT shall arrange and pay for the daily transportation from the accommodations to the site and back, and will use best efforts to assure transportation time is less than 90 minutes one-way.

-    Hollandia's personnel will work 60 hours a week and follow local holidays.

- Hollandia's personnel shall be entitled one day off per week, to be determined by CXT's representatives.

- CXT shall provide and bear expense of round trip air transportation for Hollandia's personnel from and to the Netherlands. The length of stay of each one of the Hollandia's personnel must be agreed from case to case.

- There shall be an adequate furnished office available to Hollandia's personnel and access to facsimile and telephone without cost. CXT shall use their best efforts to assist Hollandia's personnel in all problems, which may arise in their dealings with the local authorities, banks, systems for international communications, medical services and travel agencies.

- Hollandia's personnel shall at all times adhere to CXT's existing safety and general facility rules.

- In the event Hollandia's personnel are required to exceed length of stay over the specified time, CXT will make payment for such time, as advanced payment. Any such increase in supervision time must be mutually agreed upon between parties.

     The rate for one mechanical supervisor for 1 week is E 4.000,=/week. The rate for one electrical/software supervisor is E 4.800,=/week.


Agreement CXT - Hollandia - Grimbergen                                        28
Dated December, 2004

                                   EXHIBIT 2.1

                                 LEASE AGREEMENT

CXT INCORPORATED, a Delaware corporation with its principal place of business at N2420 Pioneer Lane, Spokane, WA 99216, United States of America,

AND

GRIMBERGEN HOLDING B.V., a Dutch limited liability company with its principal place of business at Groenoord 192, 2401 AJ Alphen aan den Rijn, registered with the trade register of the Chamber of Commerce for Rijnland under file no. 28011239,

WHEREAS, CXT, Grimbergen Holding, Grimbergen Engineering & Projects B.V. and Lubbers' Constructiewerkplaats en Machinefabriek "Hollandia" B.V. entered into a manufacturing agreement on ___ December 2004 ('Agreement');

WHEREAS, CXT and Grimbergen Holding wish to lay down in this lease agreement ('Lease') all (other) terms of the lease codified in Section 2.1 (i) of the Agreement;

MUTUALLY AGREE AS FOLLOWS:

ARTICLE 1

This Lease forms an integral part of the Agreement and, for the purpose of this Lease, Section 2.1 (i) of the Agreement forms an integral part of this Lease. All capitalized wording used in this Lease (other than the word 'Lease' and 'Agreement' above defined) shall have the meaning as defined in the Agreement's preamble and Section 1.

ARTICLE 2

As of April 1, 2005, for the purpose and duration of the Project, Grimbergen Holding shall lease to CXT, and CXT shall lease from Grimbergen Holding, the Plant, located at Bedrijfsweg 23 - 25, 2404 CB Alphen aan den Rijn, The Netherlands, the land register details of which are Alpen aan den Rijn A 6783.

ARTICLE 3

In addition to the lease of the Plant Grimbergen Holding will charge to CXT building services and facilities, as well as supply, transport and consumption of water and energy, as may be necessary for the proper functioning of the Manufacturing Equipment and/or the timely and proper completion of the Project, such service charges to be reflected in the Budget.

ARTICLE 4

Grimbergen Holding undertakes to at all times keep the Plant properly insured, protected and keep the Plant in a good and workable condition, as is required for the timely and proper completion of the Project, it being understood that Grimbergen Holding shall not be considered in breach of the obligation to keep the Plant in good and workable condition in case of a whole or partial loss or destruction of the Plant under circumstances which would constitute a "force


Agreement CXT - Hollandia - Grimbergen                                        29
Dated December, 2004
majeure" (fire, earthquake, floods and similar acts of God) provided that (a) the Plant is adequately insured against such events and (b) Grimbergen Holding shall render all reasonably required assistance to rebuild the Plant and/or to relocate the production of the Project to an alternative site pending such rebuilding. CXT is under no obligation to bear any costs of maintenance, repair and renewal work to the Plant other than the service charges referred to in
Article 3.

ARTICLE 5
Under no circumstances shall CXT be required to pay any fees, charges, levies whatsoever other than the fixed sum and VAT laid down in Section 2.1 (i) of the Agreement.

ARTICLE 6
Grimbergen Holding and CXT agree that Grimbergen Holding will charge CXT VAT on rent for the Plant as laid down in Section 2.1 (i) of the Agreement. With reference to the approval of the State Secretary of Finance (Staatssecretaris van Financien) VB99/571 of 24 March 1999, CXT by signing this lease agreement explicitly declares that CXT shall use the Plant for purposes for which a full or almost full (at least 90%) right for deduction of VAT exists by virtue of article 15 of the Turnover Tax Act of 1968 (Wet op de omzetbelasting 1968).

CXT will inform Grimbergen Holding and its competent tax inspector immediately by means of a registered letter, if the above paragraph does not (or no longer) apply. CXT shall in any event report such change in the right to deduct VAT to Grimbergen Holding and its competent tax inspector in writing within four weeks after the fiscal year of CXT ends. CXT's fiscal (financial) year runs from January 1 through December 31.

The VAT due on account of this article must be paid simultaneously with the rent.

Grimbergen Holding shall not sell the Plant or terminate the Lease without the prior written approval of CXT. If CXT were to approve of such sale, Grimbergen Holding undertakes to see to that the new owner and CXT are bound by a provision similar to this Article 6 of this Lease.

Grimbergen Holding undertakes to file this Lease in conformity with article 34a of the Turnover Tax Act of 1968 (Wet op de Omzetbelasting 1968).

ARTICLE 7
This Lease automatically terminates upon completion of the Project and/or upon termination of the Agreement by CXT, without any further action being required from CXT or Grimbergen Holding.

ARTICLE 8
Dutch law exclusively governs this Lease. Section 8.10 of the Agreement shall equally apply to this Lease.


/s/ SL Hasselbusch                       /s/ F.A.J. Grimbergen
--------------------------------------   ---------------------------------------
CXT                                      Grimbergen Holding
By:                                      By: F.A.J. Grimbergen
Title:                                   Title: MD


Agreement CXT - Hollandia - Grimbergen                                        30
Dated December, 2004

                                   EXHIBIT 3.3

                                 BANK GUARANTEE

We, the undersigned, [name bank], waiving and renouncing all benefits and exceptions, conferred on guarantors, as well as the provisions of art. 7:855 Civil Code, hereby declare to bind ourselves as surety to and in favour of CXT Corporation ("the Creditor") by way of security for the true and proper discharge by Grimbergen Engineering & Projects B.V. and Lubbers' Constructiewerkplaats en Machinefabriek "Hollandia" B.V. (the "Principal Debtors") of whatever the Principal Debtors may be found to be indebted to the Creditor in relation to a certain Manufacturing Agreement dated December ____, 2004 (the "Agreement"), by virtue of a valid arbitration award which is not or no longer subject to appeal or by virtue of an amicable settlement between the parties.

If any of the Principal Debtors is declared bankrupt or granted a suspension of payment or if a debt rescheduling scheme has been implemented regarding such a Principal Debtor, the Creditor is entitled to bring legal proceedings against the undersigned in order to have the indebtedness of the Principal Debtor ascertained by the Netherlands Arbitration Institute. In that event, the undersigned undertakes to pay the Creditor the entire indebtedness of the Principal Debtor as established by an arbitration award (which is not or no longer subject to appeal) rendered in those proceedings.

This guarantee is hereby given without any prejudice whatever to the question of liability or to the amount involved or to any other matter in issue (including any question as to statutory limitation of liability), and for a maximum amount of Euro 700,000.

The guarantee shall be governed by the law of the Netherlands. The undersigned and the Creditor submit to the jurisdiction of the competent Court of Law in Rotterdam for any disputes and claims hereunder.

The maximum amount to be claimed under this guarantee shall be reduced to Euro 350,000 at the moment six months have expired after the completion of the installation and acceptance by CXT of the American Plant at Grand Island, Nebraska (the Creditor and the Principal Debtors to jointly inform the undersigned thereof in writing in accordance with the terms of the Agreement) unless one or more Arbitrators have been notified or requested or proposed under the arbitration clause set forth in Section 8.10 of the Agreement, or an amicable settlement has been concluded between the Creditor and the Principal Debtors (the Creditor and the Principal Debtors to jointly inform the undersigned thereof in writing in accordance with the terms of the Agreement). Any residual liability of the undersigned under this guarantee shall expire by the later of (i) June 30, 2006 or (ii) the moment six months have expired after the completion of the installation and acceptance by CXT of the American Plant at Tucson, Arizona (the Creditor and the Principal Debtors to jointly inform the undersigned thereof in writing


Agreement CXT - Hollandia - Grimbergen                                        31
Dated December, 2004
in accordance with the terms of the Agreement) or unless one or more Arbitrators have been notified or requested or proposed under the arbitration clause set forth in Section 8.10 of the Agreement, or an amicable settlement has been concluded between the Creditor and the Principal Debtors (the Creditor and the Principal Debtors to jointly inform the undersigned thereof in writing in accordance with the terms of the Agreement).

Yours faithfully,

For and on behalf of
[bank]

Dated [ ]


Agreement CXT - Hollandia - Grimbergen                                        32
Dated December, 2004